Energy Recovery Reports Second Quarter 2018 Financial Results

SAN LEANDRO, Calif., August 2, 2018 - Energy Recovery Inc. (NASDAQ: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the second quarter ended on June 30, 2018.

Second Quarter Summary:

•	Total revenue of $20.8 million, an increase of 49% year-over-year

•	Product gross margin of 66%

•	Total gross margin(1) of 71%

•	Net Income of $15.7 million, or $0.28 per diluted share

Year-to-Date Summary:

•	Total revenue of $34.6 million, an increase of 22% year-over-year

•	Product gross margin of 67%

•	Total gross margin(1) of 73%

•	Net Income of $15.0 million, or $0.27 per diluted share

President and CEO Chris Gannon remarked, “Energy Recovery posted another strong quarter with 49% year-over-year growth in total revenue, which was driven by 75% growth in our core Water business. In addition, 2018 is off to a great start, with Water revenue up 38% for the first half of 2018, as compared to the first half of 2017. The Water market remains robust, instilling further confidence in the strength of our business through the second half of 2018, and continuing into 2019. This is further supported by our recent awards and project activity in key regions such as the Middle East, North Africa and Asia. Overall, the combination of our industry-leading PX® Pressure Exchanger® technology and strong sales and distribution channels have allowed us to capture significant market share in both Mega Projects and OEM awards globally.”

Mr. Gannon continued, “We continue to make progress toward full-scale commercialization of our VorTeq™, the ultimate objective. We continue to amass run-time with the system at scale and are beginning to focus on the reliability & transportability of the system. With each hour of full-scale run-time our transformative and disruptive VorTeq technology advances closer to commercialization.”

Mr. Gannon concluded, “We are proud of the company’s financial performance this first half of the year and are excited about the opportunities in front of us. We remain fully engaged on the critical goals ahead and will continue to execute to drive growth in our Water business and bring our VorTeq and MTeq™ technologies to full commercialization.”

Revenues
For the second quarter ended June 30, 2018, the Company generated total revenue of $20.8 million. Total revenue for the quarter increased by $6.9 million, or 49%, from $13.9 million in the second quarter ended June 30, 2017. Of the $6.9 million increase in total revenue, $7.4 million was attributable to higher Water segment revenue, offset by $0.5 million decrease in Oil & Gas segment revenue.

The Water segment generated total product revenue of $17.1 million for the second quarter ended June 30, 2018, compared to $9.8 million for the second quarter ended June 30, 2017, an increase of $7.3 million, or 75%. This increase was due to higher Mega Project Development (“MPD”) and Aftermarket (“AM”) shipments.

The Oil & Gas segment generated total revenue of $3.6 million for the second quarter ended June 30, 2018, compared to $4.1 million for the second quarter ended June 30, 2017, a decrease of $0.5 million or (12%). This decrease was due to lower cost-to-total cost (previously known as percentage of completion) revenue recognition associated with the sale of multiple IsoBoost systems, offset by an increase in license and development revenue. The increase in license and development revenue was primarily due to higher costs incurred according to input measures, based on changes required due to the adoption of the new revenue recognition standard in the first quarter of 2018.

Gross Margin
For the second quarter ended June 30, 2018, product gross margin was 65.7%. Product gross margin decreased by 140 basis points from 67.1% in the second quarter ended June 30, 2017. This decrease was largely driven by unfavorable price and product mix. Including license and development revenue, total gross margin(1) was 71.2% for the second quarter ended June 30, 2018. Total gross margin(1) decreased by 310 basis points from 74.3% in the second quarter ended June 30, 2017.

The Water segment generated product gross margin of 67.0% for the second quarter ended June 30, 2018. Water segment product gross margin decreased by 530 basis points, compared to 72.3% in the second quarter ended June 30, 2017. This decrease was largely driven by unfavorable price and product mix.

The Oil & Gas segment generated product gross margin of (15.9%) for the second quarter ended June 30, 2018, compared to 21.2% in the second quarter ended June 30, 2017. This decrease was attributable to higher project costs. Including license and development revenue, the Oil & Gas segment total gross margin(1) for the second quarter ended June 30, 2018 was 90.8%.

Operating Expenses
For the second quarter ended June 30, 2018, operating expenses were $10.5 million, an increase of $1.2 million from $9.3 million for the second quarter ended June 30, 2017. This increase in operating expenses was due to increases in Water segment, O&G segment and Corporate expenses.

The Water segment operating expenses for the second quarter ended June 30, 2018 were $2.4 million, $0.5 million higher than the second quarter ended June 30, 2017.

The Oil & Gas segment operating expenses for the second quarter ended June 30, 2018 were $4.1 million, $0.3 million higher than the second quarter ended June 30, 2017. This increase was driven by the Company’s continued investment in research and development activities.

The Corporate operating expenses for the second quarter ended June 30, 2018 were $4.1 million, $0.4 million higher than the second quarter ended June 30, 2017. This increase was driven by higher tax planning expenses and non-recurring expenses related to residual recruiting fees associated with the Company’s CEO transition in the first quarter of 2018.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $15.7 million, or $0.28 per diluted share for the second quarter ended June 30, 2018, compared to a net income of $0.9 million, or $0.02 per diluted share for the second quarter ended June 30, 2017.  This increase was driven by a one-time tax benefit of $11.9 million, which is related to simplifying the Company’s international tax structure in Ireland in light of the 2017 U.S. Tax Cuts and Jobs Act. On an adjusted basis and excluding the tax benefit, the Company reported an adjusted net income(1) of $4.0 million or $0.07 per diluted share for the second quarter ended June 30, 2018.

Cash Flow Highlights
The Company finished the second quarter ended June 30, 2018 with cash and cash equivalents of $16.4 million, restricted cash of $0.9 million, and short-term investments of $72.2 million, all of which represent a combined total of $89.5 million. As of June 30, 2018, 1,193,102 shares of the Company’s common stock were repurchased for $10.0 million under the stock repurchase program authorized by the Company’s Board of Directors on March 7, 2018.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s Water business will remain robust throughout the balance of 2018 and into 2019 and the Company’s belief that the Company will be able to bring its VorTeq and MTeq technologies to full commercialization. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss second Quarter 2018 Financial Results

LIVE CONFERENCE CALL: Thursday, August 2, 2018,2:00 PM PDT / 5:00 PM EDT Listen-only, US / Canada Toll-free: +1 877-709-8150 Listen-only, Local / International Toll: +1 201-689-8354 Access code: 13681223
CONFERENCE CALL REPLAY: Expiration: Sunday, September 2, 2018 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13681223

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.8 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Houston, Ireland, Shanghai, and Dubai. For more information about the Company, please visit www.energyrecovery.com.

Contact
Manuel Mondragon
mmondragon@energyrecovery.com
(510) 541-6824

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and par value)
(Unaudited)

	June 30, 2018	December 31, 2017*
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$16,378	$27,780
Restricted cash	808	2,664
Short-term investments	72,207	70,020
Accounts receivable, net of allowance for doubtful accounts of $420 and $103 at June 30, 2018 and December 31, 2017, respectively	11,304	12,465
Contract assets	5,984	6,278
Inventories	6,375	5,514
Income Tax Receivable	145	—
Prepaid expenses and other current assets	1,720	1,342
Total current assets	114,921	126,063
Restricted cash, non-current	86	182
Contract assets, non-current	108	—
Deferred tax assets, non-current	19,444	7,933
Property and equipment, net	12,988	13,393
Operating lease, right of use asset	12,669	2,843
Goodwill	12,790	12,790
Other intangible assets, net	954	1,269
Other assets, non-current	285	12
Total assets	$174,245	$164,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,932	$4,091
Accrued expenses and other current liabilities	5,157	7,948
Lease liabilities	336	1,603
Income taxes payable	—	432
Accrued warranty reserve	389	366
Contract liabilities	17,651	15,909
Current portion of long-term debt	12	11
Total current liabilities	25,477	30,360
Long-term debt, less current portion	10	16
Lease liabilities, non-current	13,033	1,698
Contract liabilities, non-current	33,124	40,517
Other non-current liabilities	240	—
Total liabilities	71,884	72,591
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 58,950,907 shares issued and 53,494,972 shares outstanding at June 30, 2018 and 58,168,433 shares issued and 53,905,600 shares outstanding at December 31, 2017	59	58
Additional paid-in capital	154,524	149,006
Accumulated comprehensive loss	(194)	(125)
Treasury stock, at cost, 5,455,935 shares repurchased at June 30, 2018 and 4,262,833 shares repurchased at December 31, 2017	(30,486)	(20,486)
Accumulated deficit	(21,542)	(36,559)
Total stockholders’ equity	102,361	91,894
Total liabilities and stockholders’ equity	$174,245	$164,485
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-02, Leases (Topic 842) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
	(In thousands, except per share data)
Product revenue	$17,406	$10,864	$28,464	$23,109
Product cost of revenue	5,976	3,572	9,290	8,184
Product gross profit	11,430	7,292	19,174	14,925

License and development revenue	3,358	3,050	6,107	5,298

Operating expenses:
General and administrative	4,927	3,927	10,764	8,335
Sales and marketing	1,858	2,174	3,770	4,627
Research and development	3,605	3,077	7,522	5,586
Amortization of intangible assets	158	158	316	316
Total operating expenses	10,548	9,336	22,372	18,864
Income from operations	4,240	1,006	2,909	1,359

Other income (expense):
Interest income	373	198	674	369
Interest expense	(1)	—	(1)	(1)
Other non-operating (expense) income, net	9	(87)	(44)	(140)
Total other income, net	381	111	629	228
Income before income taxes	4,621	1,117	3,538	1,587
(Benefit from) provision for income taxes	(11,122)	188	(11,479)	236
Net income	$15,743	$929	$15,017	$1,351

Income per share:
Basic	$0.29	$0.02	$0.28	$0.03
Diluted	$0.28	$0.02	$0.27	$0.02

Number of shares used in per share calculations:
Basic	53,747	53,748	53,747	53,786
Diluted	55,406	55,565	55,437	55,804
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017*
	(In thousands)
Cash Flows From Operating Activities:
Net income	$15,017	$1,351
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	3,184	2,120
Depreciation and amortization	2,040	1,820
Amortization of premiums on investments	267	230
Provision for warranty claims	135	91
Reversal of accruals related to expired warranties	(84)	(123)
Unrealized (gain) loss on foreign currency translation	(51)	16
Provision for doubtful accounts	328	10
Adjustments for excess or obsolete inventory	17	(119)
Deferred income taxes	(11,512)	(233)
Loss on disposal of fixed assets	22	—
Other non-cash adjustments	2	(93)
Changes in operating assets and liabilities:
Accounts receivable	833	(536)
Contract assets	186	(2,223)
Inventories	(907)	(1,657)
Prepaid and other assets	(10,477)	(522)
Accounts payable	(1,976)	1,324
Accrued expenses and other liabilities	7,532	(3,099)
Income taxes	(577)	412
Contract liabilities	(5,649)	(4,753)
Net cash used in operating activities	(1,670)	(5,984)
Cash Flows From Investing Activities:
Maturities of marketable securities	40,638	12,505
Purchases of marketable securities	(43,117)	(31,146)
Capital expenditures	(1,536)	(3,777)
Net cash used in investing activities	(4,015)	(22,418)
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	2,390	3,682
Tax payment for employee shares withheld	(76)	(195)
Repayment of long-term debt	(5)	(5)
Repurchase of common stock	(10,000)	(4,276)
Net cash used in financing activities	(7,691)	(794)
Effect of exchange rate differences on cash and cash equivalents	22	(15)
Net change in cash, cash equivalents and restricted cash	(13,354)	(29,211)
Cash, cash equivalents and restricted cash, beginning of year	30,626	65,748
Cash, cash equivalents and restricted cash, end of period	$17,272	$36,537
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
Water		Oil & Gas	Total	Water	Oil & Gas	Total
Product revenue	$17,116	$290	$17,406	$28,164	$300	$28,464
Product cost of revenue	5,640	336	5,976	8,868	422	9,290
Product gross profit	11,476	(46)	11,430	19,296	(122)	19,174

License and development revenue	—	3,358	3,358	—	6,107	6,107

Operating expenses:
General and administrative	666	371	1,037	971	1,022	1,993
Sales and marketing	1,363	318	1,681	2,808	662	3,470
Research and development	230	3,375	3,605	474	7,040	7,514
Amortization of intangibles	158	—	158	316	—	316
Operating expenses	2,417	4,064	6,481	4,569	8,724	13,293

Operating income (loss)	$9,059	$(752)	8,307	$14,727	$(2,739)	11,988

Less: Corporate operating expenses			4,066			9,078
Consolidated operating income			4,241			2,910
Non-operating income			380			628
Income before income taxes			$4,621			$3,538
	Three Months Ended June 30, 2017*			Six Months Ended June 30, 2017*
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
Product revenue	$9,764	$1,100	$10,864	$20,480	$2,629	$23,109
Product cost of revenue	2,705	867	3,572	6,229	1,955	8,184
Product gross profit	7,059	233	7,292	14,251	674	14,925

License and development revenue	—	3,050	3,050	—	5,298	5,298

Operating expenses:
General and administrative	313	375	688	631	724	1,355
Sales and marketing	1,244	563	1,807	2,743	1,204	3,947
Research and development	232	2,819	3,051	494	5,065	5,559
Amortization of intangibles	158	—	158	316	—	316
Operating expenses	1,947	3,757	5,704	4,184	6,993	11,177

Operating income (loss)	$5,112	$(474)	4,638	$10,067	$(1,021)	9,046

Less: Corporate operating expenses			3,632			7,687
Consolidated operating income			1,006			1,359
Non-operating income			111			228
Income before income taxes			$1,117			$1,587
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Product revenue	$17,406	$10,864	$28,464	$23,109
License and development revenue	3,358	3,050	6,107	5,298
Total revenue	$20,764	$13,914	$34,571	$28,407

Product gross profit	$11,430	$7,292	$19,174	$14,925
License and development revenue	3,358	3,050	6,107	5,298
Total gross profit (non-GAAP)	$14,788	$10,342	$25,281	$20,223

Product gross margin	65.7%	67.1%	67.4%	64.6%
Total gross margin (non-GAAP)	71.2%	74.3%	73.1%	71.2%

Net income	$15,743	$929	$15,017	$1,351
Reversal of non-recurring expense (benefit) (non-GAAP)	(11,774)	—	(10,763)	—
Adjusted net income (non-GAAP)	$3,969	$929	$4,254	$1,351

Income per share:
Diluted	$0.28	$0.02	$0.27	$0.02
Diluted (non-GAAP)	$0.07	$0.02	$0.08	$0.02

Number of diluted shares used in per share calculations
Diluted shares	55,406	55,565	55,437	55,804
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.